EXHIBIT 99.1

For Immediate Release

CRM Holdings, Ltd. Announces Conference Call to Discuss
Third Quarter 2009 Results

Hamilton, Bermuda, October 22, 2009 – CRM Holdings, Ltd. (“the Company”) (Nasdaq: CRMH), a provider of a full range of products and services for the workers’ compensation insurance industry, today announced it will conduct a conference call at 9:00 a.m. Eastern Time on Thursday, November 5, 2009, to discuss the Company’s financial results for the third quarter ended September 30, 2009.

Hosting the call will be James J. Scardino, the Company’s Chief Executive Officer, and Joseph F. Taylor, the Company’s Chief Financial Officer.

To participate in the event by telephone, please dial 877-795-3610 five to ten minutes prior to the start time (to allow time for registration) and reference the conference passcode 3485848. International callers should dial 719-325-4833.

A digital replay of the call will be available on Thursday, November 5 at approximately 11:00 a.m. Eastern Time through Wednesday, November 11 at midnight Eastern Time. Dial 888-203-1112 and enter the conference ID number 3485848. International callers should dial 719-457-0820 and enter the same conference ID number.

The conference call will also be webcast live over the internet and can be accessed by all interested parties at the Company’s website at http://www.CRMHoldingsLtd.bm/events.cfm.

To monitor the live webcast, please go to this web site at least 15 minutes prior to the start of the call to register, download, and install any necessary audio software. An audio replay of the event will be archived for 90 days on the Company’s website at http://www.CRMHoldingsLtd.bm/events.cfm.

About CRM Holdings, Ltd.

CRM Holdings, Ltd. is a provider of workers’ compensation insurance products. Its main business activities include underwriting primary workers’ compensation policies, underwriting workers’ compensation reinsurance and excess insurance policies, and providing fee-based management and other services to self-insured entities. The Company provides primary workers’ compensation insurance to employers in California, Arizona, Florida, Nevada, New Jersey, New York, and other states. The Company reinsures some of the primary business underwritten and provides excess workers’ compensation coverage for self-insured organizations. CRM is also a provider of fee-based management services to self-insured groups in California. Further information can be found on the Company’s website at http://www.CRMHoldingsLtd.bm.

CRMH-E

Contact Information:
Mark Collinson
CCG Investor Relations
10960 Wilshire Blvd, Ste. 2050
Los Angeles, CA 90024
(310) 954-1343

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